Exhibit 10.1

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (the “Agreement”) is entered into as of this 31st day of December, 2012 by and between MasTec, Inc. a Florida corporation (the “Company”), and Ray Harris (the “Executive”).

Recitals

WHEREAS, the Executive has been employed by the Company pursuant to the terms of an Employment Agreement dated January 25, 2010 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive have mutually agreed that the Executive’s employment with the Company and its Affiliates (as defined below), shall terminate on December 31, 2012 (the “Termination Date”); and

WHEREAS, the Company and the Executive have mutually agreed to terminate the Employment Agreement on the Termination Date, other than the provisions of the Employment Agreement referenced in Section 5 of this Agreement (as modified in Section 5), which shall survive; and

WHEREAS, the Company and the Executive now wish to set forth in this Agreement all of their respective rights and obligations resulting from such termination of employment and the termination of the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants between the parties, the sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree to the following Terms and Conditions:

Terms and Conditions

1. Recitals. All of the foregoing Recitals are true and correct and are incorporated as part of these Terms and Conditions.

2. Termination of the Agreements. The Company and the Executive each acknowledge and agree that the Executive’s employment with the Company and its Affiliates shall terminate as of the Termination Date, and that the Agreements shall terminate and be of no further force and effect as of the Termination Date. For purposes of this Agreement, the term “Affiliate” includes all of the Company’s direct and indirect subsidiaries and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company. Notwithstanding anything in this Section 2 to the contrary, this Agreement shall not terminate any indemnification rights the Executive may have as a former officer or director of the Company or its Affiliates under the Company’s Articles of Incorporation or Bylaws, or affect any claims for benefits under any directors’ and officers’ liability policy maintained by the Company or its Affiliates in accordance with the terms of such policy (collectively, “Indemnification Rights and D&O Insurance Benefits”).

3. Severance Benefits. In consideration for the termination of the Employment Agreement, the Company and the Executive agree that the Company shall provide the Executive with the following benefits (the “Severance Benefits”), in each case reduced by any applicable employment or withholding taxes:

(a) Bonus. The Company shall pay to the Executive $500,000 as a bonus for the calendar year ending on the Termination Date, payable on or before the Termination Date.

(b) Restricted Stock. The 6,316 unvested shares of the Common Stock previously granted to the Executive by the Company shall vest as of the Termination Date.

4. No Further Compensation. The Executive acknowledges and agrees that other than the Severance Benefits described in Section 3 above and the Indemnification Rights and D&O Insurance Benefits, no further compensation or benefits or other monies are owed to the Executive by the Company arising out of the Employment Agreement or otherwise on account of his employment or termination of employment with the Company and its Affiliates.

5. Survival of Restrictive Covenants and Related Provisions. Notwithstanding any other provision of this Agreement to the contrary, the provisions of Sections 6, 7, 8, 9 and 10 of the Employment Agreement shall survive the termination of the Executive’s employment with the Company; provided, however, that the Period of Non-competition set forth in Section 8(a) of the Employment Agreement shall be the two (2) year period immediately following the Termination Date. In addition, the parties understand and agree that following his termination of employment with the Company, Executive will be engaged in the business of infrastructure project development and such business shall not be deemed to be competitive with the Company. The parties also understand and agree that Executive shall be allowed to offer a construction project opportunity as part of his infrastructure project development business to other entities only if he provides the opportunity to the Company first and the terms offered to the alternative contractor shall not be be more favorable than those offered to the Company.

6. Resignations. Upon execution of this Agreement, the Executive hereby resigns from all of his positions as an executive, officer, or employee of the Company and each of its Affiliates.

7. Return of Books, Records and Equipment. The Executive hereby acknowledges and agrees that all books, records and accounts relating in any manner to the business of the Company and/or its Affiliates, whether prepared by the Executive or otherwise coming into the Executive’s possession, are the exclusive property of the Company and shall be returned to the Company upon the Termination Date. The Executive must return the automobile that the Company had provided to the Executive pursuant to the terms of the Employment Agreement to the Company upon the Termination Date. The Executive shall be permitted to keep his cellular phone and phone number and the Company agrees to execute any documents necessary to transfer the cellular phone number to the Executive.

8. No Charges Filed. The Executive represents and warrants that he has not filed any claims or causes of action against the Company or any of its Affiliates, including but not limited to any charges of discrimination against the Company or its Affiliates, with any federal, state or local agency or court.

9. No Administrative Proceeding to be Filed. The Executive agrees not to institute an administrative proceeding or lawsuit against the Company or any of its Affiliates, and represents and warrants that, to the best of his knowledge, no other person or entity has initiated or is authorized to initiate such administrative proceedings or lawsuit on his behalf. Furthermore, the Executive agrees not to encourage any other person or suggest to any other person that he or she institute any legal action or claim against the Company or any of its Affiliates or any past and present shareholders, directors, officers, or agents. The Executive’s agreement in this Section 9 shall not apply to a proceeding or proceedings to enforce the Executive’s rights under this Agreement or with respect to the Indemnification Rights and D&O Insurance Benefits.

10. Mutual Non-Disparagement. The Executive agrees not to make any disparaging or negative comment to any other person or entity regarding (a) the Company or any of its Affiliates, (b) any of the owners, directors, officers, shareholders, members, employees, attorneys or agents of the Company or any of its Affiliates, (c) the working conditions at the Company or any of its Affiliates, or (d) the circumstances surrounding the Executive’s separation from the Company or any of its Affiliates. The Company for itself and on behalf of its Affiliates agrees not to make any disparaging or negative comment to any other person or entity regarding the Executive or any aspect of the Executive’s employment with or separation from the Company and its Affiliates.

11. Duty of Cooperation. The parties hereto agree to cooperate with each other and each other’s attorneys in connection with any threatened or pending litigation against the Company or any of its Affiliates, or against the Executive. The Executive agrees to make himself available at no cost to the Company, upon reasonable notice to prepare for and appear at deposition or at trial in connection with any such matters, and the Company agrees to make the appropriate persons available upon reasonable notice to prepare for and appear at deposition or at trial in connection with any such matters. Furthermore, the parties hereto agree to cooperate fully in effecting an orderly transition with regard to the termination of the Executive’s employment and the transition of his duties to other employees of the Company and its Affiliates. The Company shall reimburse the Executive for the out-of pocket expenses that are reasonably incurred by the Executive while performing his duties under this Section 11 and that are approved in advance by the Company.

12. Mutual General Releases.

(a) Release by the Executive. The Executive, his personal representatives, heirs and assigns, first party, hereby releases, discharges and covenants not to sue the Company or any of its Affiliates, or any of their respective past and present shareholders, directors, officers, employees, partners, agents, or representatives and their respective successors and assigns, second party, from and for any and all claims, demands, damages, lawsuits, obligations, promises, administrative actions, charges and causes of action, both known or unknown, in law or in equity, of any kind whatsoever, which first party ever had, now has, or may have against second party, for, upon or by reason of any matter, cause or thing whatsoever, up to and including the date of this Agreement, including but not limited to any and all claims and causes of action arising out of or in connection with the Executive’s employment with Company or any Affiliate, any and all claims and causes of action under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Retirement Income Security Act (“ERISA”) and any other federal, state or local anti-discrimination law, statute or ordinance, and any lawsuit founded in tort, contract (oral, written or implied) or any other common law or equitable basis of action, but excluding any obligations of the Company under this Agreement or any indemnification rights the Executive may have as a former officer or director of the Company or its Affiliates under the Company’s Articles of Incorporation or Bylaws, or any claims for benefits under any directors’ and officers’ liability policy maintained by the Company or its Affiliates in accordance with the terms of such policy.

(b) Release by Company. The Company and its Affiliates, and their respective past and present shareholders, directors, officers, employees, partners and agents or representatives and their respective successors and assigns, first party, hereby releases, discharges, and covenants not to sue the Executive, his personal representatives, heirs and assigns, second party, from and for any and all claims, demands, damages, lawsuits, obligations, promises, administrative actions, charges or causes of action, both known or unknown, in law or in equity, of any kind whatsoever, which first party ever had, now has, or may have against second party, for, upon or by reason of any matter, cause or thing whatsoever, up to and including the date of this Agreement, including any lawsuit founded in tort, contract (oral, written or implied) or any other common law on equitable basis of action, but excluding any obligations of the Executive under this Agreement or any claims against the second party with respect to any willful misconduct or other actions not taken in good faith by the Executive during the term of his employment by the Company.

13. Headings. The headings are for the convenience of the parties, and are not to be construed as terms or conditions of this Agreement.

14. Severability. If any provision of this Agreement is invalidated by a court of competent jurisdiction, then all of the remaining provisions of this Agreement shall remain in full force and effect, provided that both parties may still effectively realize the complete benefit of the promises and considerations conferred hereby.

15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes in its entirety any and all agreements or communications, whether written or oral, previously made in connection with the matter herein. Any agreement to amend or modify the terms and conditions of this Agreement must be in writing and executed by the parties hereto.

16. Construction. The parties acknowledge that each party has reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

17. Governing Law; Venue. This Agreement, the rights and obligations of the parties, and any claims or disputes relating in any way thereto shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule (whether in the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. Each of the Executive and the Company, by executing this Agreement, (a) irrevocably submits to the exclusive jurisdiction of any federal or Florida state court sitting in Miami-Dade County, Florida in respect of any suit, action or proceeding arising out of or relating in any way to this Agreement, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts and to be bound by any judgment rendered in such courts; (b) waives, to the fullest extent it may do so effectively under applicable law, any objection it may have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum; and (c) irrevocably consents, to the fullest extent it may do so effectively under applicable law, to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Executive or the Company at the address set forth in this Agreement, such service to become effective five (5) business days (or such other period of time provided by applicable law) after such mailing.

18. WAIVER OF JURY TRIAL. THE COMPANY AND THE EXECUTIVE EACH HEREBY KNOWINGLY WAIVE THEIR RIGHTS TO REQUEST A TRIAL BY JURY IN ANY LITIGATION IN ANY COURT OF LAW, TRIBUNAL, OR LEGAL PROCEEDING INVOLVING OR ARISING OUT OF OR RELATED TO THIS AGREEMENT.

19. Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

20. Non-Admission of Liability. Neither this Agreement nor anything contained herein shall constitute or is to be construed as an admission by the Company or its Affiliates or the Executive as evidence of any liability, wrongdoing, or unlawful conduct.

21. Miscellaneous. This Agreement: (a) may be executed in counterparts, and all counterparts shall collectively constitute a single agreement, (b) may not be amended or modified except in a writing signed by both parties nor may any provision hereof be waived except in writing signed by the waiving party, (c) is binding upon and inures to the benefit of the parties and their respective heirs, personal representatives, beneficiaries, joint tenants, successors and assigns (whether by merger, consolidation, transfer of all or substantially all assets, or otherwise), and (d) may not be assigned or the duties delegated without the consent of both parties except as expressly set forth in this Agreement.

22. Sufficient Time to Review. The Executive acknowledges and agrees that he has had sufficient time to review this Agreement and consult with anyone he chooses regarding this Agreement, that he has a right to consult with legal counsel regarding this Agreement and has been represented by counsel in connection with this Agreement, and that he has received all information he requires from the Company in order to make a knowing and voluntary release and waiver of all claims against the Company. The Executive further acknowledges that he has consulted with his legal and tax advisors with regard to the tax consequences resulting from the transaction contemplated by this Agreement, including without limitation, the potential application of Section 409A of the Internal Revenue Code of 1986, as amended, to the Severance

Benefits and that the Executive is not relying upon any advice from the Company or its representatives with regard to any such matters.

23. Right of Rescission. The Executive acknowledges and agrees that he has been given at least twenty-one (21) days to review this Agreement, and that he has (7) seven days from the date of the execution of this Agreement by all parties hereto within which to rescind this Agreement by providing notice in writing to the Company. The Executive further acknowledges that by this Agreement he is receiving consideration in addition to that to which he is already entitled. The Executive further acknowledges that this Agreement and the release contained herein satisfy all of the requirements for an effective release by the Executive of all age discrimination claims under ADEA.

24. Notices. Any notice, demand, consent, agreement, request, or other communication required or permitted under this Agreement must be in writing and must be, (a) mailed by first-class United States mail, registered or certified, return receipt requested, proper postage prepaid, or (b) delivered personally by independent courier (such as FedEx, DHL or similar nationally-recognized courier), to the parties at the addresses as follows (or at such other addressed as shall be specified by the parities by like notice):

If to the Company, to:	MasTec, Inc.
800 Douglas Rd., Penthouse
Coral Gables, Florida 33134
Fax: 305-406-1907
Attention: Legal Department
With copy to: Steven B. Lapidus Greenberg Traurig, P.A. 1221 Brickell Ave. Miami, FL 33131

If to the Executive, to:	Ray Harris
6144 Brasher Farm Road
Leeds, AL 35094

Each party may on five (5) days’ prior notice in the manner set forth in this Section 24 designate by notice in writing a new address to which any notice, demand, consent, agreement, request for communication may thereafter be given, served or sent. Each notice, demand, consent, agreement, request or communication which is mailed or hand delivered in the manner described above shall be deemed received for all purposes at such time as it is delivered to the addressee (with the return receipt or the courier delivery receipt being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY: MasTec, Inc., a Florida corporation

By:	/s/ Jose R. Mas
Name:	Jose R. Mas
Title:	Chief Executive Officer

EXECUTIVE:

/s/ Ray Harris
Ray Harris